EXHIBIT 10.45

EMPLOYEE PROPRIETARY INFORMATION

AND

INVENTIONS ASSIGNMENT AGREEMENT

The undersigned (the “Employee”), is an employee of SpineMedica Corp., a corporation under the laws of the State of Florida, USA (the “Company”), and in partial consideration of and as a condition of Employee’s employment or continued employment by the Company, and effective as of the date hereof, Employee hereby agrees as follows:

1. DEFINITIONS. Unless otherwise expressly provided herein or unless the context otherwise requires, the following terms shall be defined as follows:

1.1. “Confidential Information” means all information related to any aspect of the business of the Company which is either information not known by actual or potential competitors of the Company or is proprietary information or trade secrets of the Company. Confidential Information includes, without limitation, inventions, ideas, designs, computer programs, algorithms, trade secrets, developmental or experimental works, processes, techniques, improvements, know-how, data, technical and financial information, business plans and strategies, and potential customer lists. Confidential Information also includes the proprietary information of potential customers, vendors, consultants, and other parties with whom the Company does business. Confidential Information does not include information that (a) at the time of its disclosure, is published or generally known to the public or (b) following its disclosure, is published or becomes generally known to the public through no fault of Employee.

1.2. “Excluded Invention” means any Invention listed on Exhibit “A” of this Agreement that existed prior to Employee’s employment by the Company and would be a Subject Invention if such Invention was or is made during Employee’s employment by the Company.

1.3. “Invention” means any idea, discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which Employee has a reasonable basis to believe may be new.

1.4. “Subject Invention” means any Invention which is conceived by Employee alone or in a joint effort with others and which indirectly or directly results from Employee’s employment by the Company.

1.5. “Subject Work” means any Work created by Employee as part of or resulting from Employee’s employment by the Company.

1.6. “Work” means a copyrightable work of authorship, including without limitation, any technical description for products, user’s guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such material.

2. CONFIDENTIALITY OBLIGATION; TRADE SECRETS. Commencing on the date hereof and continuing until the third anniversary of the last day Employee’s employment with the Company, Employee shall hold all Confidential Information in confidence and shall not disclose, use, copy, publish, summarize or remove from the premises of the Company, any Confidential Information, except (a) as necessary for Employee’s provision of employment services, (b) following the termination or expiration of the Employee’s employment, only as specifically authorized in writing by the Company or (c) as otherwise required pursuant to valid judicial order, provided Employee shall provide prior written notice of such order to the Company. Notwithstanding anything herein to the contrary, Employee’s obligations regarding the Company’s trade secrets shall survive the termination of the Employee’s employment for any reason and shall continue thereafter for the maximum period of time permitted under applicable law.

3. COMPANY PROPERTY. All papers, records, data, notes, drawings, files, documents, and other materials, including all copies of such materials, relating to the Employment services or the business of the Company that Employee possesses or creates as a result of or during Employee’s employment by the Company, whether or not confidential, are the sole and exclusive property of the Company. In the event of the termination for any reason of Employee’s employment with the Company, Employee will promptly deliver all such materials to the Company. In addition, Employee will not bring onto the Company’s premises any unpublished document or other property belonging to any of Employee’s former or existing employers without the prior written consent of such employers and the Company.

4. INVENTIONS. Employee agrees that all Subject Inventions conceived or first reduced to practice by Employee as part of or related to Employee’s employment by the Company, and all patent rights and copyrights in and to such Subject Inventions will become the property of the Company. Employee hereby irrevocably assigns and agrees to assign to the Company or Company’s designee, without further consideration, all of Employee’s entire right, title, and interest in and to all Subject Inventions, other than the Excluded Inventions, including, without limitation, all rights to obtain, register, perfect, and enforce patents, copyrights, and other intellectual property protection for the Subject Inventions.

5. COPYRIGHTS. Employee agrees to assign and hereby does assign to the Company all right, title and interest in and to all copyrights that Employee may have in and to such Subject Works. To the fullest extent possible, the Subject Works shall be deemed a “work made for hire” for the purposes of U.S. Copyright Act, 17 U.S.C. § 101 et seq., as amended. In addition, to the extent that Employee has any right of attribution and/or integrity in or to any specific portion of the Subject Works under the laws of the United States of America (including but not limited to 17 USC 106A) or any foreign country, Employee hereby waives (a) any right to prevent the distortion, mutilation, modification or destruction of the original art and (b) any right to require that Employee’s name be used in association with that specific portion of the Subject Works or with any work based thereon. The waiver specified by this Section 5 shall be for the benefit of the Company and shall survive the expiration or termination for any reason of the Employee’s employment by the Company.

6. LICENSE. To the extent that the Company’s use or exploitation of the Subject Inventions or Subject Works made or contributed by Employee hereunder may require a license from Employee under any other proprietary rights held by Employee, Employee hereby grants the Company a fully-paid, royalty-free, non-exclusive, perpetual, worldwide license, with unlimited right to sublicense, to make, use, sell, copy, modify, prepare derivative works of, publish, distribute, perform, display and otherwise exploit such Subject Inventions or Subject Works. The Company may transfer or assign such rights only as part of a transfer or assignment by the Company of its rights generally in the Subject Inventions or Subject Works.

7. INVENTION DISCLOSURE. Employee will disclose promptly and in writing to the Company, all Inventions and Works which Employee has conceived, made, will make or have reduced or will reduce to practice as part of or related to Employee’s employment by the Company and Employee will make such disclosures in a form that will allow the Company to determine if any such Inventions or Works are Subject Inventions or Subject Works as applicable. Employee hereby represents to the Company that, except in relation to the Excluded Inventions, Employee owns no Inventions, patent registrations or applications, or copyright registrations or applications, individually or jointly with others.

8. COOPERATION IN PATENT AND COPYRIGHT APPLICATIONS AND OWNERSHIP RIGHTS. Employee agrees that should the Company elect to file an application for patent or copyright protection, either in the United States or in any foreign country on a Subject Invention or Subject Work of which Employee is or was an inventor, creator or author, Employee will execute all necessary truthful papers, including formal assignments to the Company relating to such patent and/or copyright applications and provide all such cooperation and assistance as is reasonably required for the orderly prosecution of any such applications or assignments. Employee further agrees that he or she will execute and deliver to the Company, its successors and assigns, any assignments and documents the Company requests for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive, perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature, in and to a Subject Invention or Subject Work, and Employee constitutes and appoints the Company as his or her agent and attorney-in-fact to execute and deliver any such assignments or documents, including applications for patent or copyright protection, Employee fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable. Employee’s obligations under this Section 8 shall continue during the term of the Employee’s employment with the Company and shall survive the termination or expiration for any reason or no reason of the Employee’s employment with the Company.

9. REPRESENTATIONS AND PRIOR AGREEMENTS. Except for those provisions of specific agreements that are attached to this Agreement as Exhibit “B”, Employee represents and warrants to the Company that no provision of any agreement by which Employee is bound (i) prohibits or in any way restricts Employee’s employment by the Company or (ii) requires Employee to assign or otherwise transfer to any person or entity, other than the Company, any Work or Invention created, conceived or first reduced to practice by Employee as part of or related to Employee’s provision of employment services. In addition, Employee represents and warrants to the Company that (a) Employee will not use any trade secrets of any third party in Employee’s provision of employment services and the Subject Inventions and (b) except as otherwise agreed to in writing by the Company, the Subject Works will contain only original Inventions and Works conceived, developed and reduced to practice by Employee.

10. AGREEMENTS WITH THIRD PARTIES. Employee acknowledges that the Company from time to time may have agreements with other persons which impose obligations or restrictions on the Company regarding Inventions or Works made during the course of work under such agreements or regarding the confidential nature of such work. Employee agrees to be bound by all such obligations or restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

11. NONSOLICITATION OF CUSTOMERS AND EMPLOYEES.

11.1. Non-Solicitation of Customers. During the term of Employee’s employment and for a period of two (2) years thereafter (the “Protected Period”), Employee agrees not to, directly or indirectly, contact, solicit, divert, appropriate, or call upon with the intent of doing business with, any one or more of the customers or clients of the Company with whom Employee has had material contact during the twelve (12) month period prior to the termination of this Agreement (including prospects of the Company with whom Employee had such contact during said period) if the purpose of such activity is either (1) to solicit these customers or clients or prospective customers or clients for a Competitive Business as herein defined (including but not limited to any Competitive Business started by Employee) or (2) to otherwise encourage any such customer or client to discontinue, reduce, or adversely alter the amount of its business with the Company. Employee acknowledges that due to his relationship with the Company, Employee will develop special contacts and relationships with the Company’s clients and prospects, and that it would be unfair and harmful to the Company if Employee took advantage of these relationships in a Competitive Business.

A “Competitive Business” is an enterprise that engages in the activity of spinal disc replacement and therapeutic products and services which products and/or services are substantially similar or identical to those offered by the Company during the twelve (12) month period prior to the termination of this Agreement.

11.2. Non-Piracy of Employees. During the Protected Period, Employee covenants and agrees that he or she shall not, directly or indirectly: (a) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) or otherwise assist anyone in soliciting, recruiting, or hiring, any employee of the Company who performed work for the Company within the twelve month period prior to the termination of this Agreement or (b) otherwise encourage, solicit, or support any such employee(s) to leave their employment with the Company, until such employee’s employment with the Company has been voluntarily or involuntarily terminated or separated for at least six (6) months.

12. EMPLOYEE INDEMNIFICATION. Employee hereby agrees to defend, indemnify and hold harmless the Company and its officers, directors, employees and shareholders, from and against any and all claims and liabilities and any and all damages, costs, expenses and reasonable attorneys’ fees incident thereto, (i) for property damage, death or bodily injury suffered by any person arising from any neglect, act or omission or willful misconduct of Employee; (ii) related to or arising from Employee’s failure to perform or any other breach of the obligations set forth above for Employee and (iii) any breach of the warranties and representations made by Employee in Section 9 above. Notwithstanding the foregoing, however, in no event shall Employee be liable for any special, incidental, punitive, exemplary or consequential damages, even if Employee has been advised of the possibility of such damages.

13. MISCELLANEOUS.

13.1. Remedies. Employee agrees that each of the covenants contained herein is reasonable and necessary to protect and preserve the business, interests and properties of the Company; and that irreparable loss and damage will be suffered by the Company should Employee breach any of such covenants. Therefore, Employee agrees and consent, that, in addition to all the remedies provided at law or in equity, the Company shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of such covenants. The existence of any claim, demand, action or cause of action of Employee against the Company shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements herein.

13.2. Severability. If any of the provisions or portions thereof of this Agreement are determined to be invalid, illegal or unenforceable by a court of competent jurisdiction under any applicable statute or rule of law, such provisions or portions thereof shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.

13.3. Survival. Any Section of this Agreement whose terms, conditions or obligations have not been or cannot be fully performed prior to the termination or expiration of this Agreement for any reason shall survive such termination or expiration of this Agreement, along with all definitions required by such Section.

13.4. Assignment. This Agreement and the rights and obligations of the Company hereunder may be assigned by the Company and shall inure to the benefit of, shall be binding upon, and shall be enforceable by any such assignee. This Agreement and Employee’s rights and obligations hereunder are personal to Employee may not be assigned by Employee for any reason.

13.5. Waiver. The waiver by the Company of any breach of this Agreement by Employee shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

13.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state in of Georgia without reference to the conflict of laws principles thereof.

13.7. Entire Agreement. This Agreement embodies the entire agreement of the parties on the subject matter herein. No amendment or modification of this Agreement shall be valid or binding upon the Company or Employee unless made in writing and signed by the parties hereto. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

14. ACKNOWLEDGEMENT. Employee understands that this Agreement, as a condition of Employee’s retention by the Company, (a) contains an assignment of certain patent rights, copyrights and related rights to inventions and works of authorship that Employee conceives while providing services to the Company, (b) may affect Employee’s rights to inventions and works of authorship owned by Employee at the time Employee’s employment by the Company commences, and (c) imposes upon Employee certain confidentiality restrictions with respect to Confidential Information and trade secrets belonging to the Company. Employee has read this Agreement carefully and has been given the opportunity to have this Agreement reviewed by Employee’s legal counsel before signing.

IN WITNESS WHEREOF, Employee has read, understood, agreed to and executed this document as of the      day of             , 200  , intending to be legally bound.

EMPLOYEE

Print Name:

Exhibit “A”

Excluded Inventions, Improvements, and

Original Works of Authorship

Title	Date	Identifying Number or Brief Description

Exhibit “B”

Prior Contracts and Agreements

Title	Date	Contracting Parties